EYECITY.COM, INC.

                              ---------------------

                            PLACEMENT AGENT AGREEMENT

                              Dated: August 1, 2000

Connecticut Capital Markets, LLC
2 Sound View Drive
Suite 100
Greenwich, CT 06830

Ladies and Gentlemen:

      The undersigned, EyeCity.com, Inc. (the "Company"), proposes to issue and sell a minimum of ten (10) investment units and an aggregate maximum of one hundred fifty (150) investment units (individually, a "Unit") at a price of $100,000 per Unit (or any fractional portion of a Unit not less than $25,000 as you (the "Placement Agent") agree, in your sole discretion, to sell), each such Unit consisting of (i) $100,000 principal amount of a ten percent (10%) convertible secured debenture from the Company, maturing three (3) years from the Issuance Date (the "Debentures") and (ii) a five (5) year warrant (the "Warrant") to purchase an aggregate of 200,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), at an exercise price of one dollar ($1.00) per share (the "Warrant Shares"). The Debentures shall be secured by a first priority security interest in all assets of the Company, provided, however, that the Debentures shall not have any security interest in
(x) those assets set forth on Schedule A hereto, (y) accounts receivable factored with third party institutional financial lenders with assets of $400 million or more and regularly making such loans in their ordinary course of business ("Institutional Lender") and (z) assets (including stock) acquired in transactions without the use of the proceeds of this Offering (as hereinafter defined), but only if such assets are subject to a security interest granted by the Company to an Institutional Lender providing debt financing to acquire such assets. Further, the principal and interest on the Debentures shall be (x) subordinate in right of payment and priority to (i) the Company's currently outstanding 10% Subordinated Convertible Promissory Notes due October, 2003 in the aggregate principal amount of $200,000 and (ii) all collateralized loans (having no equity features other than securities or equity of the Company having minimal value as against the value of the indebtedness and which is incidental to the loan and serves as compensation to the lender in exchange for making such loan) received from Institutional Lenders and (y) subordinate in priority of lien with respect to assets securing indebtedness incurred from non-Institutional Lenders to acquire assets (including stock) in transactions consummated without the use of the proceeds of this Offering (as hereinafter defined). Notwithstanding anything to the contrary contained herein, in the event any small business investment company ("SBIC") participates in the Offering (as hereinafter defined), the Debentures granted to SBIC shall, at the option of each SBIC, mature five (5) years from their respective Issuance Date (as hereinafter defined). The Debenture Shares (as hereinafter defined) and Warrant Shares, in addition to any Clawback Shares (as hereinafter defined) are referred to collectively herein as the "Shares." The Units, Debentures, Warrants and Shares are referred to collectively herein as the "Securities."

      The principal amount of, and accrued interest on, the Debentures may be convertible in whole or in part, at any time from the date of issuance, into shares of Common Stock ("Debenture


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

Shares") at a conversion rate of $.50 per Share, at the option of the holder of such Debenture. The Company shall also have the right to redeem the Debentures upon 30 days' written notice to each Debenture holder, during which such 30 day period the Debenture holders may elect to convert their respective Debentures into Debenture Shares in accordance with the terms and conditions of the Debenture ("Redemption"); provided, however, that if the closing bid price for the Common Stock as reported by the National Association of Securities' Dealers automated quotation system for any twenty-two (22) consecutive trading day period within the thirty (30) day period immediately prior to Redemption does not exceed $2.00 per share, as such price may be adjusted to reflect stock splits, stock dividends, recapitalizations and the like, at any time within six
(6) months following any Redemption former holders of the Debentures shall have the right (the "Clawback Right") to purchase shares of Common Stock ("Clawback Shares") in an amount equal to the amount of principal so converted at a price of $0.50 per share, as such price may be adjusted to reflect stock splits, stock dividends, recapitalizations and the like. Additionally, the Company shall have the right to require conversion ("Company Conversion") of all or any portion of the principal and interest on the Debentures into Debenture Shares at a conversion rate of $.50 per share, as such price may be adjusted to reflect stock splits, stock dividends, recapitalizations and the like, so long as (i) the closing bid price for the Common Stock as reported by the National Association of Securities' Dealers automated quotation system for any twenty-two
(22) consecutive trading day period within the thirty (30) day period immediately prior to the time of such conversion exceeds $2.00 per share and
(ii) the Shares and Placement Agent Shares (as hereinafter defined) have been Registered (as defined below) (collectively, the "Trigger Events").

      The Company will, at all times until all Debentures have been redeemed or converted, reserve from the proceeds of the Offering (as hereinafter defined) an amount equal to three (3) months' interest due on each Debenture, to the extent then outstanding. Interest on the Debentures shall accrue at the rate of ten percent (10%) per annum and shall be first due and payable one year from the date of issuance and semiannually thereafter in cash or, at the option of the Company, in shares of Common Stock (the "Interest Shares"); provided that such Interest Shares have been registered for re-sale pursuant to the Securities Act of 1933, as amended, and are freely tradable without restriction or legend ("Registered") and are valued at the closing bid price of the Common Stock for the previous ten (10) trading days prior to the required date of issuance and delivery of such Interest Shares. As used herein, "closing bid price" means, in each case at the close of trading hours (not including extended trading hours),
(i) if the Common Stock is listed on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), the last reported sale price or (ii) if the Common Stock is listed on the Nasdaq National Market System, SmallCap Market or over-the-counter bulletin board, the closing bid price for the Common Stock as reported by the Nasdaq National Market System, SmallCap Market or over-the-counter bulletin board, as applicable, or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange and is not reported by NYSE, AMEX, Nasdaq National Market System, SmallCap Market or over-the-counter bulletin board, or if the Common Stock is traded in the over-the-counter market but bid quotations are not published on Nasdaq, the closing bid price for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock; or (iv) if no such quotations are available, as determined in good faith by the Board of Directors of the Company.

      At any time that any Debenture, Warrant or Placement Agent Warrant (as hereinafter defined) shall remain outstanding, or at any time that the Clawback Right may become exercisable, if the Company shall effect or set a record date to effect a reverse split of the Common Stock in a ratio greater than five (5) shares of Common Stock for every post reverse split new share of Common Stock, then the adjustment to the conversion and exercise prices of the Debentures, Warrants and Placement Agent Warrants shall be as if the reverse split had been effected in a ratio of one share of Common Stock for every five shares of Common Stock. As an example, if the


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

Company effects a 1-for-6 reverse stock split, the adjustment to the Debentures, Warrants and Placement Agent Warrants shall assume that the Company effected a 1-for-5 reverse stock split. The provision of this paragraph limiting the reverse split shall apply to any cumulative multiple reverse splits should they occur.

      The Debentures, Warrants and Placement Agent Warrants (as hereinafter defined) shall have weighted-average anti-dilution rights with respect to shares of Common Stock issued (or deemed issued) below $0.50 per share and otherwise in connection with stock splits, stock dividends, recapitalizations, mergers and the like until such time as the Common Stock is listed for quotation by the Nasdaq National Market or Nasdaq SmallCap Market (but not including the NASDAQ Bulletin Board) or traded on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange or the Neuer Markt, and actually trading thereon ("Listed").

      The Warrants are redeemable by the Company upon thirty (30) days' written notice to all holders thereof at a price of $.05 per Warrant, if all the Trigger Events have occurred.

      This offering by the Company through the Placement Agent of Units in the Company (the "Offering") is being conducted on a "best efforts-all or none" basis with respect to the initial 10 Units and on a "best efforts" basis with respect to the remaining 140 Units. Fractional Units may be sold in the discretion of the Placement Agent. As used herein, including with respect to the representations and warranties contained herein, unless the context otherwise requires, the term "Company" shall include the Company together with all direct and indirect affiliates and subsidiaries, and all representations and warranties of the Company herein shall also be deemed made on behalf of and with respect to each subsidiary of the Company, which such subsidiaries are signatories hereto.

      The Offering will not be registered with the Securities and Exchange Commission nor with any state securities authority, but rather will be offered as a private placement pursuant to an exemption from registration under Regulation D ("Regulation D") promulgated under Section 4(2) and Rule 506 of the Securities Act of 1933, as amended (the "Securities Act"), and available state securities laws exemptions.

      The Units are to be sold only to accredited investors ("Accredited Investors"), as that term is defined in Regulation D, pursuant to a disclosure document to be prepared by the Company (the "Memorandum").

      This is to confirm the arrangements with the Placement Agent with respect to the sale of the Units by the Placement Agent as exclusive agent for the Company and is intended to supercede the engagement agreement between the parties dated July 11, 2000 (the "Engagement Letter").

      SECTION 1. Description of Units. The Securities shall conform in all material respects to the description thereof contained in the Memorandum and the description above.

      SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Placement Agent as follows:

      (a) The date on which the offering of the Units contemplated by this Placement Agent Agreement ("Agreement") is authorized by the Company to commence is the date of the Memorandum and is herein called the "Commencement Date". The time and date of each issuance of Units hereunder is herein called the "Issuance Date" or the "Closing".

      (b) On the Commencement Date, and on each Issuance Date, the Memorandum (as amended or as supplemented, if the same shall have been amended or supplemented) will not knowingly contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (c) The Company is duly incorporated and at the Commencement Date and at each Issuance Date, will be validly existing as a corporation in good standing under the laws of the state of its incorporation, having corporate power and authority to own its properties and conduct its business, and will have a capitalization as described in the Memorandum. Prior to the first Issuance Date, the Company shall have outstanding and of record not more than 14,483,589 shares of Common Stock, warrants to purchase not more than 2,748,000 shares of Common Stock and options to purchase not more than 5,000,000 shares of Common Stock. Following the date of publication of the Memorandum and prior to the final Issuance Date, the only additional securities issued in addition to those described in the previous sentence shall be the Securities and the Placement Agent Warrants. Except as set forth on Schedule A attached hereto or as described, or referred to, in the Memorandum, no rights to acquire Common Stock exist.

      (d) The audited financial statements of the Company for the two years ended December 31, 1999 and 1998, and the internally prepared, unaudited financial statements of the Company for the three months ended March 31, 2000, all of which have been delivered to Placement Agent (collectively, the "Financial Statements"), fairly present the information purported to be shown therein of the Company, at the respective dates to which they apply; and such Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance in all material respects with the books and records of the Company, except as to the unaudited portion of the Financial Statements with respect to adjustments or accruals which are normally made at the end of the Company's fiscal year and except as to the absence of notes to the unaudited portion of the Financial Statements.

      (e) The assets of the Company, as shown in the Financial Statements, are owned by the Company with good and marketable title, free and clear of all liens, encumbrances and equities of record or otherwise, except (i) those specifically referred to in the Memorandum or the Financial Statements, (ii) those which do not materially adversely affect the use or value of such assets and (iii) the lien of current taxes not now due. The Company in all material respects has the full right to maintain and operate its business and properties as the same are now operated or proposed to be operated and is complying with all laws, ordinances and regulations applicable thereto, except where the failure to so comply would not have a material adverse effect on the Company.

      (f) Except as set forth on Schedule A or in the Memorandum, there are no material actions, suits or proceedings at law or in equity pending, or to the Company's knowledge threatened, against the Company and there are no proceedings pending, or to the knowledge of the Company threatened, against the Company before or by any federal or state commission, regulatory body, administrative agency or other governmental body wherein, either in any case or in the aggregate, an unfavorable ruling, decision or finding will materially adversely affect the business, franchise, licenses, permits, operations or financial condition of the Company which are not disclosed in the Memorandum or the Financial Statements.

      (g) At each Closing, (i) the Securities will conform, in all material respects, to all statements with regard thereto contained in the Memorandum,
(ii) the Securities shall have been duly and validly authorized by proper corporate authority, (iii) each of the Securities, when issued and paid for in accordance with its terms, will be validly issued, fully paid and nonassessable and (iv) all


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

Shares and Placement Agent Shares shall have been duly and validly reserved for issuance. Upon issuance, all Shares and Placement Agent Shares shall be duly and validly authorized, validly issued, fully paid and nonassessable. The Company shall insure that all conversions properly requested by any investor in the Offering shall be effected by the Company.

      (h) The execution and delivery by the Company of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by the Company will not conflict with, result in a breach of, or constitute a material default under, the Articles of Incorporation or the bylaws, of the Company, in each case as amended, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it or any of its assets or properties is bound or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its business or properties, to the extent that such conflict, breach or default might have a material adverse effect on the Company and its subsidiaries as a whole, or their respective businesses, properties or financial condition on a consolidated basis.

      (i) Except as set forth in the Memorandum, all material leases, contracts and agreements referred to in the Memorandum (including the Financial Statements), along with all other material contracts to which the Company is a party, are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party is in default thereunder, and to the knowledge of the Company no event has occurred which with the passage of time or the giving of notice, or both, would constitute a default thereunder except for a default which would not have a material adverse effect on the Company.

      (j) Except as described in the Memorandum, the Company has timely filed all federal, state and local tax returns required to be filed, including without limitation, all sales tax returns, or has obtained extensions thereof and has paid, or is contesting in good faith, all taxes shown on such returns.

      (k) The Company shall apply the proceeds from the sale of the Units as set forth in the Memorandum.

      (l) The Company has no subsidiaries other than those disclosed in the Memorandum or as set forth in the Company's filings with the Securities and Exchange Commission (the "SEC").

      (m) Except as described in the Memorandum, all material licenses, permits, approvals or governmental authorizations necessary to permit the Company to conduct its business have been obtained and are valid and will be valid on the Issuance Date, and the Company is in all material respects complying therewith. There are no proceedings pending, or to the knowledge of the

Company threatened, seeking to cancel, terminate, suspend or limit such licenses, approvals or permits.

      (n) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 sets forth a true and complete list of all material patents, trademarks, trade names, copyright registrations and applications therefor now or heretofore used or presently proposed to be used in the conduct of the business of the Company. Except as set forth in the Company's Form 10-KSB for the fiscal year ended December 31, 1999, the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000 or as set forth on Schedule A attached hereto; (i) the Company owns or possesses adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, trade secrets, copyright registrations, know-how and other proprietary information (collectively, "Rights") necessary to the conduct of the business of the Company as presently being conducted, except where the failure to have such Rights would not, individually or in the aggregate, have a material adverse effect on the business of the Company; (ii) the validity of such Rights and the title thereto of the Company has not been questioned in any litigation to which the Company is a party, nor, to the best knowledge of the Company, is any such litigation threatened, other than as set forth on Schedule A attached hereto; (iii) to the best knowledge of the Company, the conduct of the business of the Company as now conducted does not and will not conflict with Rights of others in any way which has or might reasonably be deemed to have a material adverse effect on the Company; and (iv) no proceedings are pending against the Company nor, to the best knowledge of the Company, are any proceedings threatened against the Company alleging any violation of Rights of any third person. The Company does not know of (x) any use that has heretofore been or is now being made of any Rights owned by the Company, except by the Company or by a person duly licensed by it to use the same under an agreement described in Schedule B or (y) any material infringement of any Right owned by or licensed by or to the Company. To the best knowledge of the Company, all Rights heretofore owned or held by any agent, independent contractor, employee or officer of the Company or any subsidiary thereof and used in the business of the Company in any manner have been duly and effectively transferred to the Company. The consummation of the transactions contemplated by this Agreement will not alter or impair the rights and interests of the Company in any of the items listed on the Company's Form 10-KSB for the fiscal year ended December 31, 1999, or on Schedule A attached hereto.

      (o) All of the aforesaid representations, agreements and warranties shall survive delivery of and payment for all or any part of the Units for a period of two (2) years from the last Issuance Date.

      SECTION 3. Issuance, Sale and Delivery of the Shares

      (a) The Company hereby agrees to sell the Units directly through the Placement Agent on a "best efforts all-or-none" basis with respect to the minimum offering of ten (10) Units (the "Minimum Offering"), and thereafter on a "best efforts" basis with respect to the remaining Units up to an aggregate maximum offering of one hundred fifty (150) Units (the "Maximum Offering"). Pending the closing of the sale of the Minimum Offering, the proceeds of the Offering will be deposited in escrow in a non-interest bearing account at Chase Manhattan Bank. Unless the Minimum Offering of Units is sold on or before the earlier to occur of (i) 90 days after the Commencement Date or (ii) November 30, 2000 (the "Initial Offering Period"), the offering will terminate and all funds theretofore received from the sale of the Units will be promptly returned to the subscribers without deduction therefrom or interest thereon. Moreover, during the period of escrow, subscribers will not be entitled to a return of their subscriptions, except as required by law. If the Minimum Offering is completed within the Initial Offering Period, the remaining Units up to the amount of the Maximum Offering will be offered (the "Continuing Offering Period") on a "best efforts" basis until the first to occur of (i) the completion of the Maximum Offering, (ii) 90 days after the end of the Initial Offering Period, or (iii) the termination of the Offering by mutual agreement of the Placement Agent and the Company. The Initial Offering Period and Continuing Offering Period are referred to collectively herein as the "Offering Period."

      (b) All checks for the purchase of Units shall be made payable to Chase Manhattan Bank, as escrow agent ("Escrow Agent"), and shall be accompanied by a duly executed Subscription Agreement and Statement of Accredited Investor in the forms annexed to the Memorandum. Each such check and Subscription Agreement and Statement of Accredited Investor signature page, when received by the Placement Agent, shall be immediately delivered to such Escrow Agent, and in no event later than 12:00 noon of the business day following receipt by the Placement Agent. Subscribers shall purchase Units for cash. Upon receipt thereof or on such scheduled closing date as the Company and the Placement Agent may agree after the Escrow Agent shall receive subscriptions for the Minimum Offering, the Company shall issue the Units and, simultaneously with the delivery of the Units, the Company, or its counsel, shall deliver to the Placement Agent's counsel an opinion and such other documents and certificates as provided for in Sections 7(f) and (g) of this Agreement. No funds shall be disbursed from escrow in connection with any Closing without the written consent of both the Company and the Placement Agent. Notwithstanding anything contained herein to the contrary, the Placement Agent shall have the sole discretion to return any amount, including interest, if any, to any potential investor together with the appropriate cancellation of any signed subscription agreements prior to consummation of such potential investors' purchase of Units. The Company shall not have the right to reject any subscription from a potential investor except with the consent of the Placement Agent, unless either (x) the Company has a reasonable belief that such investor is unaccredited, is a direct competitor of the Company or is a former director, executive officer, consultant or employee of the Company or (y) in the event the condition in clause (x) of this sentence is not met but the Company, nevertheless, chooses to reject such investor (the "Rejected Investor"), the Placement Agent receives credit for purposes of calculating Placement Agent's compensation hereunder as (1) having raised such amount of money as the Rejected Investor had deposited with the Escrow Agent and (2) having sold such number of Units as the Rejected Investor proposed to purchase, as indicated by such Rejected Investor's executed Subscription Agreement, which such number of Units shall be included in determining the aggregate number of Units sold by the Placement Agent for purposes of calculating Placement Agent's compensation hereunder.

      (c) As its basic compensation (collectively, "Basic Compensation"), the Placement Agent's commission shall be (i) cash compensation equal to ten percent (10%) of the gross proceeds received by the Company from the sale of Units, as commission, (ii) an amount equal to three percent (3%) of the gross proceeds received by the Company from the sale of Units as a non-accountable expense allowance, and (iii) additional compensation in the form of cashless exercise warrants ("Placement Agent Warrants"), the form of which is attached hereto as Exhibit A, to purchase Shares ("Placement Agent Shares"), computed on the basis of 25,000 Placement Agent Warrants for each Unit sold or portion thereof, exercisable at any time from the Issuance Date through December 31, 2005, at a price per Placement Agent Share equal to $0.50. The Company shall also pay the Placement Agent at the first Issuance Date a fee of $10,000 as reimbursement for out-of-pocket costs incurred by the Placement Agent in connection with its due diligence obligations. The Placement Agent Warrants shall have registration, anti-dilution and other rights identical to the rights underlying the Debentures and Warrants. As an example, at the closing of the Minimum Offering with gross proceeds to the Company of $1,000,000, Placement Agent shall receive $100,000 in cash as a commission, $30,000 as a non-accountable expense allowance, and 250,000 Placement Agent Warrants. It is acknowledged that the $10,000 retainer paid to Placement Agent pursuant to the Engagement Letter is separate and exclusive from the compensation described herein. All Basic Compensation shall be paid in full on the applicable Issuance Date.

      (d) In the event the Company receives any funds, capital or other consideration to purchase any securities of the Company (whether in the form of guarantees of indebtedness, irrevocable commitments to fund, securities or other property or otherwise) from any entity or individual from the date of the Engagement Letter through the date of publication of the Memorandum, regardless of whether such funds are in the form of debt or equity financing for the Company or otherwise ("Other Consideration"), the Placement Agent shall be entitled to a fee equal to fifty percent (50%) of the Basic Compensation, regardless of any prior termination of this Agreement; provided, however, that the Placement Agent shall not be entitled to any compensation with respect to inventory and accounts receivable financing received by the Company and/or indebtedness for collateralized loans for borrowed money (having no equity features other than securities or equity of the Company having minimal value as against the value of indebtedness and which is incidental to the loan and which serves as compensation to the lender in exchange for making such loan) received from Institutional Lenders. If the Company receives Other Consideration at any time from the date of publication of the Memorandum through the final Closing, such Other Consideration shall be deemed part of the Offering and the Placement Agent shall be entitled to 100% of the Basic Compensation with respect thereto. Additionally, in the event the Company, at any time from the Commencement Date through the end of the Offering Period, accepts equity or debt financing from any entity or individual on terms more favorable than those set forth in the Memorandum, notice of such financing and the terms and conditions thereof shall be sent to each prior purchaser of a Unit, and each such purchaser of a Unit shall have the right, within 30 days of receipt of notice from the Company, to receive the benefit of such more favorable terms and conditions, and the Memorandum shall be amended to provide future investors in the Offering with the benefit of such more favorable terms and conditions. For purposes of this Agreement, a "Source" shall include any and all individuals or entities directly or indirectly first introduced to the Company by the Placement Agent, and any affiliates thereof (as defined in the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not such Sources provide funds to the Company pursuant to the Offering or otherwise. "Source" shall not be deemed to include immediate family members of the executive officers of the Company, the executive officers and directors of the Company and any current investor in the Company. The Company hereby agrees that, for a period of three years from the date of this Agreement, the Company will not solicit, discuss, negotiate with or otherwise communicate with respect to the possible receipt of any kind of consideration from any Source, without the Placement Agent's prior express written consent and that such consent, once given by the Placement Agent, will require the Company to request such consent for each subsequent communication. In the event funds are received from any Source at any time within the three year period from the date of this Agreement, the Placement Agent shall be entitled to a fee equal to 100% of the Basic Compensation relating thereto. All compensation, if any, to which the Placement Agent is entitled pursuant to this
Section 3(d) prior the first Issuance Date shall be paid to the Placement Agent at the time of, and from the proceeds of, the first Closing. All compensation, if any, to which the Placement Agent is entitled pursuant to this Section 3(d) after the first Issuance Date but prior the final Issuance Date shall be paid to the Placement Agent at the time of, and from the proceeds of, the Closing immediately subsequent to the receipt of funds by the Company from such Source. All compensation, if any, to which the Placement Agent is entitled pursuant to this Section 3(d) after the final Issuance Date shall be paid to the Placement Agent at the time of, and from the proceeds of, the closing at which funds from such Source are transferred to the Company or, if non-cash consideration is being provided, the Placement Agent shall be paid upon the providing of such consideration to the Company. Notwithstanding anything to the contrary contained herein, if no first Closing occurs due to the failure of the Placement Agent to sell ten (10) Units, or if the Placement Agent terminates this Agreement pursuant to Section 8 hereof, no compensation pursuant to this Section 3(d) shall be due or payable to the Placement Agent.

      In the event that any payment due to the Placement Agent shall not be made when due, interest shall accrue on the unpaid balance of such overdue payments at the rate of twelve percent (12%) per annum until paid.

      (e) In the event that the Company has issued and sold at least 10 Units, the Company shall engage the Placement Agent as its consultant and pay the Placement Agent a consulting fee of

$1,500 per month for a period of three (3) years from such Issuance Date, payable in advance on the first day of each month ("Consulting Fee"). In the event that the Company has issued and sold at least 20 Units, the Company, at its sole cost and expense, shall (i) increase the Consulting Fee to $3,000 per month, (ii) purchase lucite cubes including the front page of the Memorandum in a reasonable size and in such number as designated by the Placement Agent and
(iii) arrange for bound volumes in customary form to be prepared and delivered to Placement Agent and its counsel. In the event that the Company has issued and sold at least 50 Units, the Company, at its sole cost and expense within thirty
(30) days of the final Closing, shall place a one-quarter (1/4) page "tombstone" advertisement in the New York edition of The Wall Street Journal, in form and substance satisfactory to the Placement Agent, advertising the financing and naming the Placement Agent as its investment banker.

      (f) The parties hereto represent that at each Issuance Date, the representations and warranties herein contained, and the statements contained in all certificates theretofore or simultaneously delivered by any party to another pursuant to this Agreement, shall in all material respects be true and correct.

      SECTION 4. Covenants of the Company. The Company covenants and agrees with the Placement Agent that:

      (a) The Company will prepare promptly upon the reasonable request of the Placement Agent, such amendments or supplements to the Memorandum, in form and substance satisfactory to counsel of the Company as in the opinion of counsel to the Placement Agent may be reasonably necessary or advisable in connection with the offering of the Units. In addition, if at any time prior to the last date on which Units shall be issued, (i) an event relating to or affecting the Company shall have occurred which, in the judgment of the Company or in the opinion of counsel for the Placement Agent, would cause the Memorandum as then in effect to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) it is otherwise necessary to amend or supplement the Memorandum, the Company shall promptly notify the Placement Agent of the occurrence and shall promptly prepare and deliver to the Placement Agent, without charge, sufficient copies of an amended or supplemented Memorandum, and shall use its reasonable best efforts to cause the appropriate state securities authorities to take all required action with regard to any amendment as may be necessary to permit the lawful use of the Memorandum in connection with the offering of the Units.

      (b) The Company will, when and as reasonably requested by the Placement Agent, supply all necessary documents, exhibits and information and execute all such applications, instruments and papers as may be required or desirable in the opinion of the Placement Agent's counsel to qualify the Units for sale under the state securities, or so-called blue sky laws and regulations (the "Blue Sky Laws") of such jurisdictions as the Placement Agent shall designate, and to continue such qualification in effect so long as required for the purposes of the Offering; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Units. The Company shall pay the filing fees and all other expenses in connection with any such qualification, including a payment of $350 per state to Placement Agent's counsel, but a minimum in any event of $2,500, to prepare and file any necessary filings under the Blue Sky Laws.

      (c) The Company, at its own expense, will give and continue to give such financial statements and other information to, and as may be required by, the proper public bodies pursuant to the Exchange Act.

      (d) The Company will pay all fees, taxes (excluding any taxes on the income or revenue of the purchasers of the Units) and expenses incident to the preparation and distribution of the Offering documents and the Memorandum, the establishment of the escrow account (up to a maximum of $5,000) and the issuance of the Units and the fees and expenses of counsel and accountants for the Company. In addition, the Company agrees to pay all reasonable expenses relating to preparing and printing the Memorandum, Subscription Agreement and related documents. The Company also agrees to pay, at the first Issuance Date, a flat fee of $25,000 (of which $5,000 has already been paid) to Feldman & Associates, Placement Agent's counsel, as its fee in this matter (separate from its fees in connection with Blue Sky matters), in addition to all reasonable and customary disbursements of such counsel.

      (e) After such time as the Company has issued and sold at least 10 Units, the Company shall (i) use its best efforts to cause one (1) representative of the Placement Agent to be appointed to the Board of Directors for the longer of three (3) years from final Issuance Date or one (1) year after the Securities are Listed, (ii) for a period of one (1) year, except for public offerings of the Company's securities or private placements of equity or debt securities of the Company with gross proceeds in excess of $25,000,000 ("Excepted Transactions"), designate and accept the Placement Agent as its exclusive investment banker to pursue equity and debt financings, and grant to the Placement Agent the non-exclusive right to offer strategic alliances and merger or acquisition opportunities to the Company, introduce technologies to the Company which the Placement Agent feels is appropriate for licensing or acquisition and introduce the Company to appropriate underwriters in connection with any registration of the Common Stock or other equity securities of the Company (collectively, "Investment Banker"). By their signatures below, Mark Levin and Mark Suroff hereby agree to vote their respective shares of Common Stock from time to time in favor of such nominee or nominees designated by the Placement Agent. In the event the Placement Agent, at any time during the term hereof, introduces to the Company a merger or acquisition candidate and a transaction in completed within two (2) years of such introduction, regardless of any termination of this Agreement, the Placement Agent shall be entitled to a commission equal to eight percent (8%) of the first $2,000,000 value of such transaction, six percent (6%) of the next $2,000,000 value of such transaction, four percent (4%) of the next $2,000,000 value of such transaction and two percent (2%) of the remaining value of such transaction. Such commission shall be in the same kind and proportion and manner as the acquisition/merger consideration is paid. In the event the Placement Agent, at any time during the term hereof, introduces to the Company a client or joint venture and a transaction in completed within two (2) years of such introduction, regardless of any termination of this Agreement, the Placement Agent shall be entitled to a commission equal to two percent (2%) of the gross proceeds to the Company for a period of three years from the date when the Company first receives proceeds from such transaction.

      (f) After such time as the Company has issued and sold at least 20 Units, the Company shall use its best efforts to cause two (2) designees of the Placement Agent to be appointed to the Board of Directors for the longer of (i) three (3) years from the final Issuance Date and (ii) one year after the Securities are Listed. By their signatures below, Mark Levin and Mark Suroff hereby agree to vote their respective shares of Common Stock from time to time in favor of such nominee or nominees designated by the Placement Agent. Such designees of the Placement Agent shall be paid the same compensation and reimbursement of expenses as that provided to other outside directors of the Company and shall be reimbursed for reasonable travel expenses to and from meetings of the Board of Directors. The Company agrees, prior to the election of such designees, to have in place directors' and officers' liability insurance with such coverage and in such amounts as are reasonably acceptable to the Placement Agent. In addition, the Placement Agent shall be notified of, and entitled to send a representative to attend, all meetings of the Board of Directors of the Company, and the Placement Agent shall receive a copy of all correspondence between the Company and the members of the Board of Directors contemporaneously with the receipt thereof by the members of the Board of Directors. Additionally, after such time as the Company has issued and sold at least 20 Units, except for Excepted Transactions, the Company shall designate and accept the Placement Agent as Investment Banker until the Common Stock is Listed. Additionally, within ninety (90) days after the Company has issued and sold at least 20 Units, or within a forty-five (45) day extension thereof which the Placement Agent, in its reasonable discretion, may grant to the Company upon the Company's request, the Company shall use its reasonable best efforts to (i) hire a chief financial officer reasonably acceptable to the independent auditors for the Company and (ii) engage an investor relations company reasonably satisfactory to the Placement Agent. The Placement Agent agrees not to divulge to any third party, other than the Placement Agent's legal counsel and other than as required by law, any information contained in all such correspondence and documents provided to it by the Company to the extent the information is nonpublic.

      (g) The Company agrees to file a registration statement on proper form in order to register with the SEC for resale all Warrant Shares, Debenture Shares, Interest Shares and Placement Agent Shares within 60 days after the final Issuance Date. The Company further agrees to use its best efforts to cause such registration statement to become effective within 120 days after the final Issuance Date ("Effectiveness"). If the Company fails to achieve Effectiveness within such 120 day period, the then-outstanding Debentures shall be in default and shall bear interest at the rate of fourteen percent (14%) per annum until the earlier of such time as (x) such default is cured or (y) the Shares, Placement Agent Shares and Interest Shares may otherwise be publicly sold without volume restrictions applicable thereto. In the event any Debentures have already been converted into unregistered Debenture Shares at the time of such default, the holders of such Shares shall be entitled to receive, at the end of each 30-day period following such default, additional shares of Common Stock, which such shares must be Registered, in an amount equal to 10% of the number of Debenture Shares owned by such holder on the date of default. As an example, if a holder owns 10,000 Debenture Shares on the day of default, 90 days thereafter he shall have received 3,000 additional shares of Common Stock. The Company shall maintain the effectiveness of such registration statement for a period of two (2) years from the later of the date of effectiveness and the date the Common Stock is Listed.

      (h) The form of Warrant and Debenture containing the registration rights and anti-dilution protection are attached hereto as Exhibit B and Exhibit C, respectively. The form of Security Agreement is attached hereto as Exhibit D.

      (i) The Company shall not release any Offering documents or Memorandum unless they are reasonably acceptable to Placement Agent.

      (j) In the event the Company terminates this Agreement, or terminates the Offering prior the end of the Offering Period, other than due to the material breach, gross negligence or willful misconduct of the Placement Agent or improper termination of this Agreement by the Placement Agent, the Company shall immediately pay to the Placement Agent a fee of $250,000.

      (k) At each Issuance Date, the Company shall not have failed to qualify to do business as a foreign corporation in any jurisdiction where required, except where failure to so qualify would not have a material adverse effect on the Company (other than any qualification arising solely as a result of conducting business over the Internet).

      (l) Until the Common Stock is Listed, the Company agrees to provide the Placement Agent with monthly statements of sales and accounts payable (together with such other monthly figures as are compiled by the Company in the ordinary course of business) and quarterly financial statements as reasonably requested by the Placement Agent from time to time. The Placement Agent agrees that for such time as the Company continues to be a reporting company and timely files quarterly financial information pursuant to the Exchange Act, such timely filings shall constitute delivery to the Placement Agent of the quarterly financial statements required to be delivered to the Placement Agent under this
Section 4(l).

      SECTION 5. Indemnification. (a) The Company hereby agrees to indemnify and hold harmless the Placement Agent, its directors, officers, agents, employees, members, affiliates, counsel and each other person or entity who controls the Placement Agent within the meaning of Section 15 of the Securities Act (collectively, the "Agent Indemnified Parties") from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law, and to reimburse such Agent Indemnified Parties for any reasonable legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigation arise out of or are based upon
(i) any untrue statement or alleged untrue statement of a material fact required to be stated in the Memorandum or necessary to make the statement therein not misleading, or omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (including, but not limited to, any documents deemed to be incorporated into the Memorandum by reference), unless such error or omission has been corrected in a supplement timely given to the Placement Agent, in which event the Placement Agent shall not be entitled to indemnification hereunder or
(ii) any breach by the Company of any representation, warranty or covenant contained herein; provided, however, that the indemnity provisions contained in this subsection (a) shall not apply to (x) amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, or (y) the Placement Agent or any other Agent Indemnified Parties in respect of any such losses, claims, damages, liabilities or actions (A) arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Placement Agent or such Agent Indemnified Parties specifically for use in connection with the preparation of the Memorandum or any such amendment thereof or supplement thereto or (B) arising from the willful misconduct or gross negligence of the Placement Agent or any other Agent Indemnified Party.

      The Company will reimburse all Agent Indemnified Parties for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of one counsel for all Agent Indemnified Parties) incurred by any such Agent Indemnified Parties in connection with investigating, preparing and defending any such action or claim, whether or not in connection with pending or threatened litigation in connection with the transaction to which an Agent Indemnified Party is a party, as such expenses are incurred or paid. The Placement Agent agrees to immediately notify the Company in writing of the receipt of written notice of the commencement of any action against it or against any other Agent Indemnified Parties, in respect of which indemnity may be sought from the Company on account of the indemnity provisions contained in this subsection (a). The omission of the Placement Agent to so notify the Company of any such action shall relieve the Company from any liability which it may have to the Placement Agent or any other Agent Indemnified Parties on account of the indemnity provisions contained in this subsection (a), but shall not relieve the Company from any other liability which it may have to the Placement Agent or other Agent Indemnified Parties. In case any such action shall be brought against the Placement Agent or any other Agent Indemnified Parties and the Placement Agent shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel reasonably satisfactory to the Placement Agent or such other Agent Indemnified Parties.

      (b) The Placement Agent agrees, in the same manner and to the same extent as set forth in subsection (a)(i) above, to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the "Company Indemnified Parties"), with respect to (x) any statement in or omission from the Memorandum (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission was made in reliance upon information furnished in writing to the Company by the Placement Agent on its behalf, specifically for use in connection with the preparation of the Memorandum or any such amendment thereof or supplement thereto and (y) matters arising in respect of the Placement Agent's failure to comply with the requirements of Rule 502(c) under Regulation D; provided, however, that the indemnity provisions contained in this subsection (b) shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Placement Agent. In case of commencement of any action in respect of which indemnity may be sought from the Placement Agent on account of the indemnity provisions contained in this subsection (b), each of the Company Indemnified Parties shall have the same obligation to notify the Placement Agent as the Placement Agent has toward the Company in subsection (a) above, subject to the same loss of indemnity in the event such notice is not given, and the Placement Agent shall have the same right to participate in (and, to the extent that he shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by counsel reasonably satisfactory to the Company. The Company agrees to notify the Placement Agent promptly of the commencement of any litigation or proceeding against it or in connection with the issuance and sale of any of its Units and to furnish to the Placement Agent, at its request, copies of all pleadings therein and permit the Placement Agent to be an observer therein and apprise the Placement Agent of all developments therein, all at the Company's expense. The Placement Agent agrees to notify the Company promptly of the commencement of any litigation or proceeding against it or in connection with the issuance and sale of any Units and to furnish to the Company, at its request, copies of all pleadings therein and permit the Company to be an observer therein and apprise the Company of all developments therein, all at the Placement Agent's expense. References to the Company in this Section shall include any successor to the Company by merger or otherwise. In no event will the amount of such indemnification exceed the amount of the compensation paid to the Placement Agent pursuant to Section 3 (c)(i) and (ii) hereunder.

      (c) The respective indemnity provisions between the Placement Agent and the Company contained in subsections (a) and (b) above, and the representations and warranties of the Company and the Placement Agent set forth in this Agreement, shall, for a period of eighteen (18) months from the final Issuance Date, remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or by or on behalf of any of the Agent Indemnified Parties or the Company Indemnified Parties, subject to the limitations contained herein, and shall survive the delivery of the Units to be sold in the offering contemplated hereby, and any successor of the Company, the Placement Agent or any other Agent Indemnified Parties or the Company Indemnified Parties, as the case may be, shall be entitled to the benefit of the respective indemnity provisions.

      (d) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion as is appropriate to reflect the relative fault of the Placement Agent, on the one hand, and the Company on the other hand, and the relative benefits to the Placement Agent, on the one hand, and the Company on the other hand, arising out of the particular matter or transaction that gave rise to such loss, claim, damage, liability or costs, and all other relevant equitable considerations shall also be taken in to account; provided, however, that in no event will the amount of Placement Agent's contribution exceed the amount of the compensation paid to the Placement Agent pursuant to Section 3 (c)(i) and (ii) hereunder, with the Company remaining responsible for the remaining portion; and further provided that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      Promptly after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party in writing of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party and such party so notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid period, the Contributing Party will be entitled to participate therein, with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section 5 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

      SECTION 6. Effectiveness of Agreement. This Agreement shall become effective as of the date hereof.

      SECTION 7. Conditions of the Placement Agent's Obligations. The Placement Agent's obligation to act as the agent of the Company hereunder, and the Placement Agent's obligation to use its best efforts to find purchasers for the Units, shall be subject to the accuracy, as of each Issuance Date, of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

      (a) The Memorandum or any amendment or supplement thereto, shall not contain an untrue statement of a fact which in the opinion of counsel to the Placement Agent, is material or omit to state a fact which in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (b) Between the date hereof and each Issuance Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as shall materially adversely affect its business or property.

      (c) Between the date hereof and each Issuance Date, there shall be no litigation instituted, or to the knowledge of the Company threatened, against the Company and there shall be no proceeding instituted or threatened against the Company or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations, prospects or financial condition or income of the Company, taken as a whole.

      (d) During the period subsequent to the Commencement Date and prior to each Issuance Date, the Company (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the Commencement Date or as expressly contemplated in the Memorandum and (ii) except in the ordinary course of its business, or as expressly contemplated in the Memorandum, the Company shall not have suffered or experienced any materially adverse change in its financial condition or prospects.

      (e) The authorization of the Securities, the Placement Agent Warrants, Placement Agent Shares, the Memorandum and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all material respects to counsel to the Placement Agent.

      (f) The Company shall have furnished to the Placement Agent the opinion of its counsel, that:

            (i) The Company is a validly existing corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own and operate its properties, and the Company is not required to be qualified to do business as a foreign corporation in any jurisdiction except where the failure to so qualify would have a material adverse effect on the Company (other than any qualification arising solely as a result of conducting business over the Internet).

            (ii) Based on a certificate of the transfer agent for the Company and a review of the minute books of the Company, the Company has an authorized and outstanding capitalization as described in the Memorandum. The Units, the certificates representing the Debentures and Warrants, and the Placement Agent Warrants, are in due and proper form; and the Debentures, Warrants and the Placement Agent Warrants conform in all material respects to the rights set forth in the instruments defining the same.

            (iii) The Debentures and Warrants have been duly and validly issued and are fully paid and non-assessable and do not have any preemptive rights applicable thereto; the Placement Agent Warrants have been duly and validly authorized and upon issuance thereof in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and, to its knowledge, will have no preemptive rights applicable thereto; and the Debenture Shares, Warrant Shares, Clawback Shares and Placement Agent Shares have been duly authorized, reserved for issuance and, upon payment therefor in accordance with the terms of the applicable security, will be duly and validly issued, fully paid and non-assessable and will have no pre-emptive rights applicable thereto.

            (iv) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company legally enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights now or hereafter in effect, and to general equitable principles, except that enforceability of the Placement Agent's rights to indemnification or contribution as set forth herein may be limited by applicable laws.

            (v) Except as disclosed in the Memorandum, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms hereof by the Company do or will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation, as amended, or the bylaws, as amended, of the Company; to counsel's knowledge, any indenture, mortgage, deed of trust or other agreement or instrument which is filed, or required to be filed, as an exhibit to (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, (2) the Company's Form 10-QSB for the fiscal quarter ended June 30, 2000 or (3) any exhibit that would have been required to be annexed to a filing on Form 10-QSB if such form were required to be filed as of the date of each Closing (as to item (3) in this Section 7(f)(v), counsel shall be entitled to rely on a certificate of an officer of the Company), and to which the Company is a party or by which it or any of its assets or properties is bound, or to counsel's knowledge any law, order, rule or regulation, judgment, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or its business or any of its properties, the violation of which could prevent the Company from performing its obligations hereunder or otherwise materially adversely affect the Company; and, to counsel's knowledge, no consent, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issue or sale of the Securities and the Placement Agent Warrants hereunder, and the performance by the Company of this Agreement and its consummation of the transactions contemplated hereby, other than under state securities or Blue Sky Laws, as to which no opinion need be expressed.

            (vi) To the counsel's knowledge, there are no actions, suits or proceedings at law or in equity pending or to such counsel's knowledge threatened against the Company and there are no proceedings pending, or to such counsel's knowledge threatened, against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body wherein, either in any case or in the aggregate, an unfavorable ruling, decision or finding might materially adversely affect the business, franchise, licenses, permits, operations or financial condition or income of the Company which are not disclosed in the Memorandum.

      In rendering such opinion, counsel shall be entitled to rely, as to matters of fact, on certificates of officers of the Company and public officials.

      (g) The Company shall have furnished to the Placement Agent a certificate of the Chief Executive Officer and the Chief Operating Officer of the Company dated as of the Issuance Date, to the effect that:

            (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Issuance Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Issuance Date.

            (ii) The Memorandum and any amendments and supplements thereto, and all statements contained therein are true and correct, and neither the Memorandum nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein in the light of the circumstances in which they were made or necessary to make the statements therein not misleading, and since the Commencement Date, there has occurred no event required to be set forth in an amended or supplemented Memorandum which has not been so set forth.

      (h) On or before the first Issuance Date, $50,000 of all of the debt of the Company owed to each of Mark Levin and Mark Suroff as of June 30, 2000 shall have been converted into Common Stock at a price of $.50 per share. The remainder of all debt owed to each of Mark Levin and Mark Suroff, $41,977.67 each, shall be payable in equal monthly installments by the Company over a 24-month period with interest at the rate of 8% per annum. Since June 30, 2000, the only increase in the amounts due to each of Mark Levin and Suroff reflect the accrual of interest on the indebtedness referred to in the preceeding sentence.

      (i) The Company shall have furnished to the Placement Agent a letter addressed to the Placement Agent in form and substance satisfactory in all respects to the Placement Agent, from the Company's accountants:

            (i) Confirming that they are independent certified public accountants with respect to the Company;

            (ii) Stating that it is their opinion that the financial statements required to be delivered to the Placement Agent prior to the first Closing comply as to form in all material respects with generally accepted accounting principles ("GAAP") and that the Placement Agent may rely upon such opinion with respect to such financial statements;

            (iii) Stating that, on the basis of a review of the most recent unaudited interim financial statements of the Company, a reading of the latest minutes of the stockholders and board of directors and the various committees of the board of directors of the Company, consultations with officers and employees of the Company responsible for financial and accounting matters and such other inquiries and examinations as they deem necessary, nothing would come their attention which would lead them to believe that (A) the financial statements and supporting schedules of the Company do not comply as to form in all material respects with GAAP or are not fairly presented in conformity with GAAP on a basis substantially consistent with that of the audited financial statements of the Company or (B) except as annexed to such letter, there has not been, within the three (3) months prior to the date of such letter, any change in the capital stock of the Company (other than with respect to the offering of securities as contemplated by this Agreement).

      All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel of the Placement Agent, whose approval shall not be unreasonably withheld. The Placement Agent reserves the right to waive any of the conditions herein set forth.

      SECTION 8. Termination.

      (a) This Agreement may be terminated by the Placement Agent by notice to the Company in the event that the Company shall have failed or been unable to comply in any material respect with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Placement Agent in writing.

      (b) This Agreement may be terminated by the Placement Agent by notice to the Company at any time if, in the sole judgment of the Placement Agent, the Offering or the sale or the payment for or the delivery of the Units is rendered impracticable or inadvisable because (i) additional material governmental restriction not in force and effect on the date hereof shall have been imposed upon trading in securities generally, or minimum or maximum prices shall have been generally established on the New York Stock Exchange, or trading in securities generally on such exchange shall have been suspended or a general banking moratorium shall have been established by federal or New York State authorities or (ii) a war, major hostilities, act of God or other calamity shall have occurred or (iii) of a material adverse change in the condition (financial or otherwise) of the Company, its business or business prospects.

      (c) This Agreement shall terminate upon expiration of the Initial Offering Period in the event that the Minimum Offering is not sold, and all funds theretofore received from the sale of the Units will be promptly returned to the subscribers without deduction therefrom or interest thereon.

      (d) This Agreement shall terminate upon expiration of the Continuing Offering Period.

      (e) Any termination of this Agreement pursuant to this Section shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Section 4(d), and the Company on the one hand and the Placement Agent on the other, shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 5(a) in the case of the Company and Section 5(b) in the case of the Placement Agent. Further, Placement Agent shall not be obligated to return the $10,000 retainer paid to it pursuant to the Engagement Letter, which is deemed earned as of the date hereof.

      SECTION 9. Finders. The Company and the Placement Agent mutually represent that they know of no person who rendered any service in connection with the introduction of the Company to the Placement Agent and who is making a claim by anyone for a "finder's fee" or similar type of fee in connection with the offering which is the subject of this Agreement other than Spencer Trask Securities Incorporated, who will be compensated in accordance with a letter agreement which is annexed to the Engagement Letter ("Spencer Letter"). By their signatures below, Mark Levin, Mark Suroff and the Placement Agent agree to comply with all the terms of the Spencer Letter applicable to them with respect to the transfer of shares of Common Stock and the consideration payable by the Placement Agent, as applicable. Other than with respect to Spencer Trask Securities Incorporated each party hereby indemnifies the other against any claims by any person known to it and not known to the other parties hereto, who shall claim to have rendered services in connection with the introduction of the Company to the Placement Agent or to have such a claim and who shall make a claim for a fee in connection therewith.

      SECTION 10. Placement Agent's Representations and Warranties. The Placement Agent represents and warrants to and agrees with the Company that:

      (a) The Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

      (b) The Placement Agent will not effect sales of the Units in any jurisdiction unless it or its representative is duly licensed, if necessary, to effect sales in such jurisdiction and the offer and sale of the Units are registered or exempt from registration in such jurisdiction.

      (c) The Placement Agent is duly formed as a limited liability company and is validly existing and in good standing under the laws of its state of formation.

      (d) Offers and sales of Units by the Placement Agent will be made solely to those whom Placement Agent reasonably believes are accredited investors in compliance with the provisions of Rule 502(c) of Regulation D and all applicable provisions of state securities laws covering the same subject matter, and the Placement Agent will furnish to each investor a copy of the Offering documents prior to accepting any payments for Units. Sales of Units will be made solely to those investors who represent in writing that they are accredited investors.

      SECTION 11. Earnout Options. At each Issuance Date, the Company may grant to Mark Levin and Mark Suroff an aggregate of 20,000 options to purchase shares of Common Stock for each Unit sold on such Issuance Date, which options shall have an exercise price of $1.00 per share and with a term of no more than 10 years from grant ("Earnout Options"). The Earnout Options will be delivered to Rosenman & Colin LLP, the Company's counsel to hold in escrow (the "Option Escrow Account") in accordance with the following provisions:

      (a) Twenty percent (20%) of the Earnout Options will be released from the Options Escrow Account following the date the Common Stock is Listed and the Shares and Placement Agent Shares are Registered;

      (b) Twenty percent (20%) of the Earnout Options will be released from the Options Escrow Account if after the Shares and Placement Agent Shares are Listed the Common Stock has achieved a closing price of $2.00 or more for 22 consecutive trading days;

      (c) Twenty percent (20%) of the Earnout Options will be released from the Options Escrow Account if after the Shares and Placement Agent Shares are Listed the Common Stock has achieved a closing price of $4.00 or more for 22 consecutive trading days;

      (d) Twenty percent (20%) of the Earnout Options will be released from the Options Escrow Account if after the Shares and Placement Agent Shares are Listed the Company's gross revenues and net income, as reported in its Annual Report on Form 10-KSB (or successor or comparable foreign form, or as reflected in the Company's audited profit and loss statement if no such form is applicable) for any full fiscal year which ends within three years following the final Issuance Date, shall be at least $25,000,000 and $2,000,000, respectively; and

      (e) Twenty percent (20%) of the Earnout Options will be released from the Options Escrow Account if after the Shares and Placement Agent Shares are Listed, the Company's gross revenues and net income, as reported in its Annual Report on Form 10-KSB (or successor or comparable foreign form, or as reflected in the Company's audited profit and loss statement if no such form is applicable) for any full fiscal year which ends within three years following the final Issuance Date, shall be at least $50,000,000 and $4,000,000, respectively.

      Notwithstanding the foregoing, (i) any Earnout Options remaining in the Options Escrow Account on the fifth (5th) anniversary of the final Issuance Date will be retired and returned to the Company's treasury, (ii) the Placement Agent will at all times have the right, at any time from time to time, to release such number of Earnout Options from the Options Escrow Account to the record owner thereof as it, in its sole discretion, may determine, and (iii) all share price amounts reflected in the foregoing shall be deemed adjusted to reflect stock splits, stock dividends, recapitalizations and the like.

      SECTION 12. Notice. Except as otherwise expressly provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be given in writing, addressed to the Company at the address set forth in the Memorandum, with a copy to Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, Attention: Eric Lerner, Esq. and (b) whenever notice is required by the provisions of this Agreement to be given to the Placement Agent, such notice shall be in writing addressed to the Placement Agent at the address set forth above with a copy to Feldman & Associates, 36 West 44th Street, Suite 1201, New York, New York 10036,
Attention: David N. Feldman, Esq.

      SECTION 13. Miscellaneous. This Agreement is made solely for the benefit of the Placement Agent, the Company and any controlling person referred to in
Section 15 of the Securities Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser, as such, of any of the Units.

      The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the State of New York without reference to principles of conflicts of law.

      The headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

      This Agreement represents the entire agreement between the parties hereto and supersedes any and all prior writings or oral communications, all of which are merged into this Agreement.

      The provisions of this Agreement shall be deemed severable, so that if any provision hereof shall be declared unlawful or unenforceable, the remaining provisions hereof shall not be affected thereby and shall remain in full force and effect.

      This Agreement shall be deemed to have been drafted jointly by the parties hereto.

      The Placement Agent shall have the right to associate itself with such other members of the NASD and/or foreign investment firms duly licensed, if required, in their respective locales offering the Units only offshore to the United States as additional agents as the Placement Agent may elect, in its sole discretion. The Placement Agent warrants and represents that such additional agents have made the representations set forth in Sections 10(b) and 10(d) herein to the Placement Agent. The Placement Agent shall have the right to share any Basic Compensation payable pursuant to Section 3(c) with such additional agents, and in such amounts as the Placement Agent deems fit, in its sole judgment, with such amounts to be paid to such additional agents at the time of, and from the proceeds of, each Closing in which such additional agents participate. In addition, such additional agents shall be afforded, and shall provide to the Company, the same indemnification by the Company as offered to the Placement Agent, and by the Placement Agent to the Company, hereunder.

      In the event of a dispute, the parties hereto agree to be bound by the arbitration procedures of the American Arbitration Association, and that such arbitration shall take place in the New York City metropolitan area.

      This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

      Please confirm that the foregoing correctly sets forth the Agreement between the Placement Agent and the Company.

                                        EYECITY.COM, INC.

                                        By:/s/ Mark Levin
                                           _____________________________________
                                           Mark Levin
                                           President


                                        PEEPERS, INC.

                                        By:/s/ Mark Levin
                                           _____________________________________
                                           Mark Levin
                                           President


                                        ERGOVISION, INC.

                                        By:/s/ Mark Levin
                                           _____________________________________
                                           Mark Levin
                                           President


                                        FOGGLES, INC.

                                        By:/s/ Mark Levin
                                           _____________________________________
                                           Mark Levin
                                           President


                                        GILEAD ENTERPRISES, INC.

                                        By:/s/ Mark Levin
                                           _____________________________________
                                           Mark Levin
                                           President

      We hereby confirm as of the date hereof that the above letter sets forth the agreement between the Company and us.

                                        CONNECTICUT CAPITAL MARKETS, LLC


                                        By:/s/ Richard L. Klass
                                           _____________________________________
                                           Richard L. Klass
                                           Chairman

Agreed to and accepted solely with respect to Sections 4(e), 4(f), 7(h) and 9:


/s/ Mark Levin
___________________________________
Mark Levin


/s/ Mark Suroff
___________________________________
Mark Suroff

                                   SCHEDULE A

List of Assets Subject to Third Party Liens:

Rights to Acquire Shares of Common Stock:

Actions, suits or proceedings:

The Company is a party to an action captioned Thomas Seltzer v. Eyecity.com, Inc., Mark H. Levin and Mark Suroff, filed in the United States District Court for the Southern District of New York.

See the Company's Form 10-KSB for the fiscal year ended December 31, 1999 and the Company's Form 10-QSB for the quarter ended March 31, 2000.